EXHIBIT 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Second Amendment") is made as of August 30, 2012 (the "Effective Date"), by and among ESSEX PORTFOLIO, L.P., a California limited partnership ("Borrower"), the lenders which are parties hereto (collectively, "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (in such capacity, "Administrative Agent") and L/C Issuer.

BACKGROUND

A.   Administrative Agent, Lenders, and Borrower entered into that certain Amended and Restated Revolving Credit Agreement, dated as of September 16, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 31, 2012 (as so amended, the "Credit Agreement"), pursuant to which Lenders agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to Four Hundred Twenty Five Million Dollars ($425,000,000) (the "Credit Line").

B.   Borrower has requested that Lenders and Administrative Agent modify the Credit Agreement to modify the negative pledge and limitations on affiliate indebtedness covenants contained therein. Lenders and Administrative Agent are willing to make such modifications to the Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.     Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.     Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)        Sections 6.14(a) and (b) of the Credit Agreement are hereby amended and restated to read in full as follows:

"(a) Borrower shall not, nor permit its subsidiaries to, create, assume, or allow any Lien (including any judicial lien) on any Unencumbered Property, and neither Borrower nor Guarantor shall create, assume or allow any Lien (including any judicial lien) on Borrower's or Guarantor's direct or indirect ownership interests in any of their respective subsidiaries, except for Permitted Liens; it being understood and agreed by Borrower, Guarantor (as a signatory hereto in its capacity as the general partner of Borrower), and the other parties hereto that nothing contained in this Section 6.14 shall be deemed or construed to prohibit Borrower and Guarantor from delivering from time to time a negative pledge covenant substantially in the form contained in this Section 6.14 under and pursuant to a third party credit agreement (including any institutional private placement note agreement) or notes issued at any time in a Rule 144A, Regulation S or public offering or exchange of such notes to the institutional creditor or creditors party to any such third party credit agreement (including any such private placement note agreement) or holders of such notes.

(b) Borrower shall not, and shall not permit any its subsidiaries to, create, assume or allow any negative pledge agreement in favor of any other Person affecting or relating to any Unencumbered Property, other than a negative pledge agreement as contemplated by Section 6.14(a) under and pursuant to a third party credit agreement (including any third party private placement note agreement) with institutional investors or under and pursuant to notes issued at any time in a Rule 144A, Regulation S or public offering or exchange of such notes. In addition, neither Borrower nor Guarantor shall incur nor permit their respective subsidiaries to incur (in this context, an "Obligor") any intercompany Indebtedness owing to Borrower, Guarantor, any such subsidiary of Borrower or Guarantor or any other Affiliate (in this context, an "Intercompany Creditor") that is in excess of $3,000,000 owing by an Obligor to any Intercompany Creditor or in excess of $10,000,000, in the aggregate, owing by the Obligors to any one or more Intercompany Creditors, unless such Indebtedness has been subordinated in right of payment to the full and prior repayment to Administrative Agent and Lenders of the Obligations pursuant to a subordination agreement in form and substance acceptable to Administrative Agent in its reasonable discretion (an "Approved Subordination Agreement"). Nothing contained in this Section 6.14(b) shall be deemed or construed to prohibit Borrower and Guarantor from delivering from time to time a subordination agreement with respect to any such intercompany Indebtedness to other institutional investors under and pursuant to any third party credit agreement (including any private placement note agreement) contemplated by this Section 6.14."

3.     Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Second Amendment.

4.    Borrower's Ratification. Borrower agrees that it has no defenses or setoffs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents and agrees that the execution and delivery of this Second Amendment does not in any way diminish or invalidate any of its obligations thereunder.

5.    Guarantor Ratification. Guarantor agrees that it has no defenses or setoffs against Lenders or their respective officers, directors, employees, agents or attorneys, with respect to the Guaranty, which is in full force and effect, and that all of the terms and conditions of the Guaranty not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Guarantor hereby ratifies and confirms its obligations under the Guaranty and agrees that the execution and delivery of this Second Amendment does not in any way diminish or invalidate any of its obligations thereunder.

6.     Representations and Warranties. Borrower hereby represents and warrants to Lenders that:

(a)    The representations and warranties made in the Credit Agreement, as amended by this Second Amendment, are true and correct in all material respects as of the date hereof;

(b)    After giving effect to this Second Amendment, no Default or Event of Default under the Credit Agreement or the other Loan Documents exists on the date hereof;

(c)    This Second Amendment has been duly authorized, executed and delivered by Borrower so as to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles;

(d)    The Joinder Pages to this Second Amendment have been duly authorized, executed and delivered by Guarantor; and

(e)    No material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, Guarantor or any of their subsidiaries or Affiliates has occurred since the date of the last financial statements of the aforementioned entities which were delivered to Administrative Agent.

All of the above representations and warranties shall survive the making of this Second Amendment.

7.     Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Administrative Agent and its counsel, of the following conditions precedent:

(a)        Borrower shall have delivered to Administrative Agent the following, all of which shall be in form and substance satisfactory to Administrative Agent and shall be duly completed and executed (as applicable):

(i)           This Second Amendment;

(ii)      If requested by Administrative Agent, evidence that the execution, delivery and performance by Borrower and Guarantor, as the case may be, of this Second Amendment have been duly authorized, executed and delivered by Responsible Officers of Borrower and Guarantor, as the case may be; and

(iii)     Such additional documents, certificates and information as Administrative Agent may require pursuant to the terms hereof or otherwise reasonably request.

(b)     The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.

(c)     After giving effect to this Second Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

(d)     Borrower shall have paid to Administrative Agent, all costs and expenses of Administrative Agent in connection with preparing and negotiating this Second Amendment, including, but not limited to, reasonable attorneys' fees and costs.

(e)     Required Lenders shall have executed and delivered this Second Amendment to Administrative Agent.

8.         Miscellaneous.

(a)    All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Administrative Agent in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Second Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b)    Except as expressly provided herein, the execution, delivery and effectiveness of this Second Amendment shall neither operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c)    This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(d)    In the event any provisions of this Second Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(e)    This Second Amendment shall be governed by and construed according to the laws of the State of California, without giving effect to any of its choice of law rules.

(f)    This Second Amendment, when executed and delivered by Borrower, Administrative Agent and the Required Lenders, shall inure to the benefit of, and be binding upon, the parties from time to time to the Credit Agreement and their respective successors and assigns. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)    The headings used in this Second Amendment are for convenience of reference only, do not form a part of this Second Amendment and shall not affect in any way the meaning or interpretation of this Second Amendment.

[Signatures commence on the next page]

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Second Amendment to be executed by their duly authorized officers as of the date first above written.

ESSEX PORTFOLIO, L.P.,
a California limited partnership

BY:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

	By:	/s/ Mark J. Mikl
Mark J. Mikl
Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

[Remaining signature pages have been omitted but will be provided to the SEC upon request]

JOINDER PAGE

Essex Property Trust, Inc., a Maryland corporation, as the "Guarantor" under the Credit Agreement hereby joins in the execution of this Second Amendment to make the affirmations set forth in Section 5 of this Second Amendment and to evidence its agreement to be bound by the terms and conditions of this Second Amendment applicable to it. The party executing this Joinder Page on behalf of Guarantor has the requisite power and authority, and has been duly authorized, to execute this Joinder Page on behalf of Guarantor.

ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, as Guarantor

By:	/s/ Mark J. Mikl
Mark J. Mikl
Senior Vice President